UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 11, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends and restates in its entirety the Current Report on Form 8-K filed by Tenon Medical, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2026 (the “Original Report”). This Amendment amends the Original Report solely to: (i) correct the aggregate principal amount of the Notes from $4.3 million to $5.16 million, (ii) replace Exhibit 4.1 with a form of the Note that has correct floor price of $0.1567. Other than such changes to the Original Report described above, there are no other changes to the Original Report.

Item 1.01. Entry into a Material Definitive Agreement.

On March 11, 2026, Tenon Medical, Inc., a Delaware corporation (the “Company”), entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement an aggregate principal amount of $5.16 million 20% Original Issue Discount Senior Convertible Promissory Notes (the “Notes”) for aggregate gross proceeds of approximately $4.3 million before deducting fees and expenses of the placement agent.

The notes have a maturity date of September 11, 2026 (which can be extended at the option of the Company until December 11, 2026) and are convertible, following the six month anniversary of the issuance date, into shares of the Company’s common stock at a conversion price equal to 80% of the VWAP for the three (3) Trading Days immediately prior to the date of conversion, subject to adjustment as provided in the Notes. If the maturity date of the Notes is extended the outstanding principal amount of the Notes will be increased by 5%. Any prepayment of the Notes will be prepaid at 102.5% of the principal prepayment. Also the Company is required to prepay the Notes in an amount equal to 15% of the net proceeds it receives from any securities financing.

The Company engaged WallachBeth Capital LLC (the “Placement Agent”) to act as the Company’s Placement Agent in connection with the Offering. The Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering and agreed to reimburse the Placement Agent $65,000 for its expenses.

The issuance of the Notes pursuant to the Purchase Agreements was made pursuant to the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) and/or Regulation D promulgated thereunder due to the fact the offering of the Notes did not involve a public offering of securities.

The foregoing summaries of the Purchase Agreements and Notes do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the forms of the Purchase Agreements and Notes which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, respectively and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation 506(b) under the Securities Act of 1933, as amended.

Item 8.01. Other Information.

On March 12, 2026, the Company issued a press release announcing the closing of the offering described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of Senior Convertible Promissory Notes, dated March 11, 2026
10.1*	Form of Securities Purchase Agreement, dated March 11, 2026, between Tenon Medical, Inc. and Purchasers (incorporated by reference to the exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 17, 2026)
99.1	Press release issued by Tenon Medical, Inc. dated March 12, 2026 (incorporated by reference to the exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 17, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2026	TENON MEDICAL, INC.
(Registrant)

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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